Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Reports Fiscal 2025 First Quarter Results

With New Wins on Hand, Company Remains Positioned for Record Year of Performance

LOUISVILLE, KY – May 14, 2025 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage, media and AdTech solutions, today announced its financial results for the fiscal first quarter ended March 31, 2025.

Highlights:

●	First quarter revenue of $9.7 million versus $12.3 million in the prior-year period

●	Gross profit of $4.5 million for the three months ended March 31, 2025 versus $5.8 million in the first quarter of fiscal 2024

●	Adjusted EBITDA* of $0.5 million for the first quarter of 2025 versus $0.8 million in the prior-year period

●	Annual recurring revenue (“ARR”) of approximately $17.3 million at the end of the first quarter versus $16.8 million at December 31, 2024

●

After the end of the quarter, the Company announced it had been selected by a well-known, upscale restaurant chain – with over 1,000 locations across more than 25 states – to lead the transformation of its indoor and outdoor menu boards

“First quarter revenue continued to be impacted by near-term issues related to installation timing but, after the period, we announced a big win with a very well-known restaurant chain whereby we’ll be transforming hundreds of locations across the U.S. – including deployment of indoor and outdoor menu boards – upon completion of a successful pilot program in the third quarter,” said Rick Mills, Chief Executive Officer. “We’re delivering a unique, turnkey solution, including consulting and content strategy, hardware, and ongoing support services, powered by our proprietary CMS platform – ClarityTM. Contracts such as this underscore our growing leadership position in the market and, combined with other installations scheduled for the coming quarters, we remain on track for our best year ever. We continue to believe the second half of 2025 will show strong growth and momentum and, in conjunction with our prior settlement of the contingent consideration liability, we will once again focus on using cash flow to reduce debt and maintain an optimal capital structure in support of growth. Overall, we are in great shape for the remainder of this year and beyond.”

*Adjusted EBITDA is a non-GAAP financial measure. A reconciliation is provided in the tables of this press release.

2025 First Quarter Financial Results

Sales were $9.7 million for the fiscal 2025 first quarter as compared to $12.3 million in the same period in fiscal 2024. Hardware revenue was $3.4 million, versus $4.1 million in the prior-year period, while service revenue fell to $6.3 million from $8.1 million in fiscal 2024. Both hardware and service sales were lower year-over-year due to deployment timing.

Consolidated gross profit was $4.5 million for the fiscal 2025 first quarter versus $5.8 million in the prior-year period, and consolidated gross margin was 45.7% versus 46.9% in the fiscal 2024 first quarter. Gross margin on hardware revenue was 32.1% in fiscal 2025 as compared to 22.9% in the prior-year period, primarily reflecting product mix. Gross margin on services amounted to 53.0%, versus 59.1% in the fiscal 2024 first quarter, due to a reduction in SaaS subscription services and the Company’s prior exit from media sales effective October 1, 2024. The Company ended the 2025 first quarter with ARR of approximately $17.3 million.

Sales and marketing expenses in the first quarter fell to $1.2 million, versus $1.5 million in the prior-year period, while general and administrative expenses declined to $3.9 million versus $4.4 million in fiscal 2024.

The Company posted an operating loss of approximately $0.7 million in the first quarter of fiscal 2025 compared to $0.1 million in fiscal 2024. Including a pre-tax gain of $4.8 million on the settlement of the Company’s contingent consideration liability, CRI reported net income of $3.4 million, or $0.32 per diluted share, in the quarter ended March 31, 2025, versus a net loss of $0.1 million, or $(0.01) per diluted share, in the prior-year period.

Adjusted EBITDA (defined later in this release) was $0.5 million in the first quarter of 2025 as compared to $0.8 million in the prior-year period.

Balance Sheet

As of March 31, 2025, the Company had cash on hand of approximately $1.1 million, compared to $1.0 million at December 31, 2024. The Company’s total debt, inclusive of the previously recorded contingent consideration liability settled during the first quarter of 2025 and the $4 million promissory note issued in the settlement, was approximately $23.2 million as of March 31, 2025 as compared to $25.8 million at the start of the fiscal year. The decrease during the quarter was the result of a $5.8 million reduction in the contingent liability through the settlement, offset by $3.2 million increase in short-term working capital needs as the Company mobilizes for new and anticipated customer deployments later in the calendar year.

As of the end of the first quarter, the trailing twelve-month gross and net leverage ratios utilizing Adjusted EBTIDA were 4.91x and 4.67x, respectively, versus 2.59x and 2.39x at the beginning of 2025. Net debt is equal to the Company’s outstanding debt less cash on hand.

Conference Call Details

The Company will host a conference call to review the results of the first quarter of 2025, and provide additional commentary about recent performance, on May 14, at 9:00 am Eastern Time, which will include prepared remarks and materials from management, followed by a live Q&A. The call will be hosted by Rick Mills, Chairman and Chief Executive Officer, George Sautter, Chief Strategy Officer & Head of Corporate Development, and Ryan Mudd, Interim Chief Financial Officer.

Prior to the call, participants should register at https://bit.ly/CREXearnings2025Q1. Once registered, participants can use the weblink provided in the registration email to participate in the live webcast. An archived edition of the earnings conference call will also be posted on the Company’s website later today and will remain available for one year.

Use of Non-GAAP Measures

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, EBITDA and Adjusted EBITDA are used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income/(loss) or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income/(loss) to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules. For further information, please refer to Creative Realities, Inc.’s filings available online at www.sec.gov, including its Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its ClarityTM, ReflectViewTM, and iShowroomTM Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day to day management of Retail Media Networks to monetize on-premise foot traffic utilizing its AdLogicTM and AdLogic CPM+TM programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projects," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/

CREATIVE REALITIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,149	$1,037
Accounts receivable, net	12,983	10,605
Inventories, net	1,788	1,995
Prepaid expenses and other current assets	959	859
Total Current Assets	$16,879	$14,496
Property and equipment, net	335	321
Goodwill	26,453	26,453
Other intangible assets, net	22,309	22,841
Operating lease right-of-use assets	682	787
Other non-current assets	333	312
Total Assets	$66,991	$65,210

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,658	$6,354
Accrued expenses and other current liabilities	2,767	3,210
Deferred revenues	3,479	1,137
Customer deposits	2,051	2,181
Current maturities of operating leases	404	466
Short-term debt	387	-
Short-term contingent consideration, at fair value	-	12,815
Total Current Liabilities	13,746	26,163
Revolving credit facility	19,238	13,044
Long-term debt	3,613	-
Long-term obligations under operating leases	295	342
Other non-current liabilities	229	201
Total Liabilities	37,121	39,750

Shareholders’ Equity
Common stock, $0.01 par value, 66,666 shares authorized; 10,447 and 10,447 shares issued and outstanding, respectively	104	104
Additional paid-in capital	83,252	82,210
Accumulated deficit	(53,486)	(56,854)
Total Shareholders’ Equity	29,870	25,460
Total Liabilities and Shareholders’ Equity	$66,991	$65,210

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2025	2024
Sales
Hardware	$3,394	$4,144
Services and other	6,340	8,141
Total sales	9,734	12,285
Cost of sales
Hardware	2,304	3,193
Services and other	2,977	3,328
Total cost of sales	5,281	6,521
Gross profit	4,453	5,764
Operating expenses:
Sales and marketing expenses	1,247	1,465
General and administrative expenses	3,928	4,375
Total operating expenses	5,175	5,840
Operating loss	(722)	(76)

Other expenses (income):
Interest expense, including amortization of debt discount	321	663
Gain on change in fair value of contingent consideration	-	(604)
Gain on settlement of contingent consideration	(4,775)	-
Other expense (income)	265	(35)
Total other expenses (income)	(4,189)	24
Net income (loss) before income taxes	3,467	(100)
Provision for income taxes	(99)	(9)
Net income (loss)	$3,368	$(109)
Basic earning (loss) per common share	$0.32	$(0.01)
Diluted earning (loss) per common share	$0.32	$(0.01)
Weighted average shares outstanding - basic	10,447	10,421
Weighted average shares outstanding - diluted	10,447	10,421

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Operating Activities:
Net income (loss)	$3,368	$(109)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	1,187	839
Amortization of debt discount	-	360
Amortization of stock-based compensation	2	3
Amortization of deferred financing costs	26	-
Provision for inventory reserves	18	-
Gain on settlement of contingent consideration	(4,775)	-
Gain on change in fair value of contingent consideration	-	(604)
Deferred income taxes	39	4
Changes to operating assets and liabilities:
Accounts receivable	(2,378)	2,952
Inventories	189	(498)
Prepaid expenses and other current assets	(100)	(172)
Accounts payable	(1,744)	(2,976)
Accrued expenses and other current liabilities	(431)	317
Deferred revenue	2,342	645
Customer deposits	(130)	1,178
Other, net	(62)	(1)
Net cash (used in) provided by operating activities	(2,449)	1,938
Investing activities
Purchases of property and equipment	(8)	(6)
Capitalization of labor for software development	(613)	(824)
Net cash used in investing activities	(621)	(830)
Financing activities
Proceeds from borrowings under revolving credit facility	12,111	-
Repayment of borrowings under revolving credit facility	(5,917)	-
Settlement of contingent consideration	(3,000)	-
Repayment of term debt	-	(1,109)
Principal payments on finance leases	(12)	(10)
Net cash provided by (used in) financing activities	3,182	(1,119)
Increase (decrease) in cash and cash equivalents	112	(11)
Cash and cash equivalents, beginning of period	1,037	2,910
Cash and cash equivalents, end of period	$1,149	$2,899

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands, unaudited)

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position, or cash flows, but excludes or includes amounts that would not be so excluded or included in the most comparable U.S. generally accepted accounting principles (“GAAP”) measure. Earnings before interest, depreciation, and amortization (“EBITDA”) and adjusted EBITDA (“Adjusted EBITDA”) are non-GAAP financial performance measures we believe offer a useful view of the overall operations of our business. These non-GAAP financial performance measures, which may not be comparable to, and may be defined differently than, similarly titled measures used or reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. We use non-GAAP financial performance measures to supplement our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. We believe these non-GAAP financial performance measures are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. Our management believes that these non-GAAP financial measures provide additional information useful for investors, shareholders and other stakeholders of our Company in gauging our results of operations on an ongoing basis.

EBITDA and Adjusted EBITDA have limitations as analytical tools. They should not be viewed in isolation or as a substitute for net income (loss) or any other measure of performance derived in accordance with GAAP. EBITDA and Adjusted EBITDA exclude certain expenses that we believe may not be indicative of our business operating results. EBITDA should not be considered as an alternative to net (loss) income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. In addition, Adjusted EBITDA excludes stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. We strongly urge you to review the following reconciliation of net (loss) income to EBITDA and Adjusted EBITDA, along with our condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q. We also strongly urge you not to rely on any single financial performance measure to evaluate our business.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Quarters Ended
	March 31	December 31	September 30	June 30	March 31
Quarters ended	2025	2024	2024	2024	2024
GAAP net (loss) income	$3,368	$(2,838)	$54	$(615)	$(109)
Interest expense:
Amortization of debt discount	-	-	-	209	360
Other interest, net	321	296	303	304	303
Depreciation/amortization:
Amortization of intangible assets	1,136	1,128	1,081	878	790
Amortization of employee share-based awards	2	4	3	3	3
Depreciation of property & equipment	51	49	51	52	49
Income tax (benefit) expense	99	(120)	192	25	9
EBITDA	$4,977	$(1,481)	$1,684	$856	$1,405
Adjustments
Loss (Gain) on fair value of contingent consideration	-	2,022	598	(408)	(604)
Gain on settlement of contingent consideration	(4,775)	-	-	-	-
Loss on debt extinguishment	-	-	-	1,059	-
Other (income) expense	265	(74)	(11)	18	(35)
Adjusted EBITDA	$467	$467	$2,271	$1,525	$766